UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 4, 2007 (January 1, 2007)
Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	201352180

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

530 Oak Court Drive, Suite 300
Memphis, Tennessee	38117

(Address of Principal Executive Offices)	(Zip Code)
901-259-2500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
Ex-10.1 Executive Employment Agreement effective as of March 1, 2005

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective January 1, 2007, Education Realty Trust, Inc. (the “Company”) restructured certain positions within the company.
     Thomas Trubiana, age 54, was appointed Senior Vice President and Chief Investment Officer of the Company. Mr. Trubiana will be primarily responsible for maintaining relationships formed with owners, sellers and brokers of student housing properties. He will also continue to source development opportunities, in conjunction with the Development Department, for investment of capital in new-build or renovation properties.
     Prior to his promotion, Mr. Trubiana has been the Senior Vice President of Development of our development company, Allen & O’Hara Development Company, LLC, since February 2005. He served as a financial advisor to Eagle Strategies Corporation from June 2004 until joining us in February 2005. Prior to joining Eagle Strategies Corporation, Mr. Trubiana served as President of American Campus Communities, Inc. from July 1997 until October 2003.
     Mr. Trubiana will receive an annual base salary currently of $170,000.00. Prior to his promotion, Mr. Trubiana entered into a written executive employment agreement effective as of March 1, 2005. Under this written agreement, Mr. Trubiana is entitled to a bonus pursuant to the Company’s incentive compensation plan. Pursuant to the terms of his employment agreement, Mr. Trubiana has received a stock grant of 10,000 shares of restricted stock, with an additional 4,000 shares of restricted stock to be granted and vesting per year over the following five year term. Mr. Trubiana has also received a stock grant of 20,000 shares of profit interest units. Additionally, pursuant to the terms of his employment agreement, in the event that Mr. Trubiana is terminated within one year of a change of control in the Company, he will be entitled to a separation payment equal to twelve months salary. The above description of Mr. Trubiana’s Executive Employment Agreement is qualified in its entirety by reference to the copy of the agreement filed herewith as Exhibit 10.1, and incorporated herein by reference. A copy is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
     There are no other arrangements or understandings between Mr. Trubiana and any other person pursuant to which Mr. Trubiana was appointed as an executive officer. Since the beginning of the Company’s last fiscal year, Mr. Trubiana has had no direct or indirect interest in any transaction to which the Company was a party.
     Craig Cardwell was appointed President of Allen & O’Hara Education Services, Inc. Mr. Cardwell will be responsible for the overall direction and supervision of that department, with special attention to the operating performance of the portfolio of properties of the Company, in Joint Venture with other capital partners and the Place Properties. Mr. Cardwell will continue to participate in underwriting new acquisitions and developments, and also continue to be a resource to the Board of Directors. Mr. Cardwell’s employment will continue to be governed by the terms of his Executive Employment Agreement previously filed by the Company.
     Tom Hickey will continue as Senior Vice President of Allen & O’Hara Education Services, Inc., but will now focus his full attention on the portfolio of properties managed for other investors. This requires close personal attention, especially for those properties operated for universities. Mr. Hickey’s recent success in landing new third party management business shows the potential to grow this business with a concerted effort. Mr. Hickey’s employment will continue to be governed by the terms of his Executive Employment Agreement previously filed by the Company.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits: The following exhibit is being filed herewith to this Current Report on Form 8-K.

10.1	Executive Employment Agreement effective as of March 1, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EDUCATION REALTY TRUST, INC.
Date: January 4, 2007	By:	/s/ Paul O. Bower
Paul O. Bower
Chairman, Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Executive Employment Agreement effective as of March 1, 2005